UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 28, 2008

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As The First American Corporation (the “Company”) previously reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, the Company has reorganized its two business groups and the underlying segments to reflect how the assets and operations will be divided and managed when the previously announced separation of its financial services and information solutions businesses is consummated. The five business segments are:

•	Title Insurance and Services;

•	Specialty Insurance;

•	Information and Outsourcing Solutions;

•	Data and Analytic Solutions; and

•	Risk Mitigation and Business Solutions.

The Company is filing this Current Report on Form 8-K to conform financial information and disclosures for its reportable operating segments and certain related financial information and disclosures previously set forth in its Annual Report on Form 10-K for the year ended December 31, 2007 (the “Annual Report”), to be consistent with the current presentation. This report reflects changes in all segment-related data as a result of the business segment reorganization. The business segment reorganization had no effect on the Company’s previously reported consolidated results of operations, financial condition, or cash flows and all other information in the Annual Report remains unchanged and has not otherwise been updated for events occurring after the date of the report. Historical segment financial information has been revised to reflect these new operating segments.

Accordingly, exhibit 99.1 to this Current Report restates in their entirety the following items of the Annual Report:

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

Item 8. Financial Statements and Supplementary Data.

The information in this Current Report should be read in conjunction with the Company’s Annual Report, which was filed with the Securities and Exchange Commission on February 29, 2008. The information in this Current Report is deemed incorporated by reference into the Company’s registration statements filed under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Revised sections of The First American Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: November 28, 2008	By:	/s/ Max O. Valdes
	Name:	Max O. Valdes
	Title:	Chief Financial Officer

3